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Exhibit 3.1

ARTICLES OF MERGER

        Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, as amended, ER Acquisition, Inc., a Texas corporation ("Merger Sub"), and EXCO Resources, Inc., a Texas corporation ("EXCO"), hereby adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act:

        1.     An Agreement and Plan of Merger among EXCO, Merger Sub and EXCO Holdings Inc., a Delaware corporation, was approved by the shareholders of each of Merger Sub and EXCO in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger of Merger Sub with and into EXCO, with EXCO as the surviving corporation (the "Plan of Merger"). An executed Plan of Merger is on file at the principal place of business of EXCO, whose address is 6500 Greenville Avenue, Suite 600, LB 17, Dallas, Texas 75206, and a copy of the executed Plan of Merger will be furnished by EXCO on written request and without cost to any shareholder of EXCO or Merger Sub.

        2.     Attached hereto as Exhibit "A" are the Restated Articles of Incorporation of EXCO as effected by the Plan of Merger.

        3.     As to each of the undersigned domestic corporations, the number of shares outstanding as of June 17, 2003, the record date, and the designation and number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

Name of Corporation	No. of Shares Outstanding	Designation of Class
ER Acquisition, Inc., a Texas corporation	1,000	Common
EXCO Resources, Inc., a Texas corporation	7,033,443	Common
EXCO Resources, Inc., a Texas corporation	4,989,869	5% Convertible Preferred Stock ("Preferred")

        4.     As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the total number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for or against the Plan of Merger, are as follows:

Name of Corporation	Class	Voted For	Voted Against
ER Acquisition, Inc., a Texas corporation	Common	1,000	-0-
EXCO Resources, Inc., a Texas corporation	Common	5,504,768	10,903
EXCO Resources, Inc., a Texas corporation	Preferred	3,943,620	4,800
EXCO Resources, Inc., a Texas corporation	Common and Preferred Voting Together as a Class	9,448,388	15,703

        5.     EXCO will be responsible for the payment of all fees and franchise taxes of Merger Sub and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

[SIGNATURE PAGE TO FOLLOW]

Dated: July 29, 2003	ER ACQUISITION, INC., a Texas corporation
	By:	/s/ DOUGLAS H. MILLER Douglas H. Miller, President
EXCO RESOURCES, INC., a Texas corporation
	By:	/s/ T. W. EUBANK T. W. Eubank, President

EXHIBIT A

RESTATED
ARTICLES OF INCORPORATION
OF
EXCO RESOURCES, INC.

        1.     EXCO Resources, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copies the Articles of Incorporation and all amendments and restatements thereto that are in effect to date and which further amends such Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

        2.     The Corporation filed Restated Articles of Incorporation with the Secretary of State of Texas on September 12, 1996, filed Articles of Amendment to its Restated Articles of Incorporation on March 31, 1998, and filed a Statement of Designation of 5% Convertible Preferred Stock on June 25, 2001.

        3.     The existing Restated Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

  (a)
  Article One is hereby deleted in its entirety and shall be replaced with a new Article One which sets forth the name of the Corporation and shall read as follows:

    "The name of the Corporation is EXCO Resources, Inc. (the "Corporation")."

  (b)
  Article Two is hereby deleted in its entirety and shall be replaced with a new Article Two, which sets forth the duration of the Corporation and shall read as follows;

    "The period of the Corporation's duration is perpetual."

  (c)
  Article Three is hereby deleted in its entirety and replaced with a new Article Three which identifies the purpose and business the Corporation for which the Corporation is organized and shall read as follows:

    "The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Texas Business Corporation Act."

  (d)
  A new Article Four is hereby added to the Articles of Incorporation to provide for the number of shares of common stock the Corporation shall have authority to issue and shall read as follows:

    "The aggregate number of shares that the Corporation shall have authority to issue is 100,000 shares of Common Stock. The shares shall have a par value of $0.01 per share."

  (e)
  A new Article Five is hereby added to the Articles of Incorporation to prohibit cumulative voting at any election of directors and shall read as follows:

    "No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter."

  (f)
  A new Article Six is hereby added to the Articles of Incorporation to deny preemptive or preferential rights to shareholders and shall read as follows:

    "No shareholder of the Corporation shall by reason of holding shares of any class have any preemptive or preferential right to purchase or subscribe for any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, regardless of whether the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion, may grant the shareholders to purchase such additional securities; and the Board of Directors may issue additional or treasury shares of common stock of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of common stock without offering the same in whole or in part to the existing shareholders."

  (g)
  A new Article Seven is hereby added to the Articles of Incorporation to provide for when the Corporation may commence business and shall read as follows:

    "The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00)."

  (h)
  A new Article Eight is hereby added to the Articles of Incorporation to provide for the alteration, amendment or repeal of the Bylaws by the Board of Directors and shall read as follows:

    "The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors."

  (i)
  A new Article Nine is hereby added to the Articles of Incorporation to provide for the name and address of the corporations registered agent and shall read as follows:

    "The street address of the registered office of the Corporation is 4400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, and the name of its registered agent at such address is Brian M. Lidji."

  (j)
  A new Article Ten is hereby added to the Articles of Incorporation to provide for the taking of action at shareholders meeting by written consent and shall read as follows:

    "Any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken in compliance with Article 9.10 of the Texas Business Corporation Act (as amended from time to time) without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

  (k)
  A new Article Eleven is hereby added to the Articles of Incorporation to provide for the number of members of the Board of Directors and the names of the current members of the Board of Directors and shall read as follows:

    "The Corporation shall have one (1) director. The name and address of the currently elected and serving director is:

NAME	ADDRESS
Douglas H. Miller	6500 Greenville Ave. Suite 600, LB 17 Dallas, Texas 75206"

  (l)
  A new Article Twelve is hereby added to the Articles of Incorporation to address the personal liability of a director to the Corporation or its shareholders and shall read as follows:

    "A director of the Corporation shall not be personally liable to the Corporation or the shareholders of the Corporation for monetary damages for an act or omission in the director's capacity as director, except for liability for any of the following:

            (1)   A breach of the director's duty of loyalty to the Corporation or the shareholders of the Corporation;

            (2)   An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or knowing violation of the law;

            (3)   A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's office; or

            (4)   An act or omission for which the liability of a director is expressly provided by an applicable statute.

            If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such Acts, as so amended.

            Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Any repeal or modification of those provisions of the Texas Business Corporation Act or Texas Miscellaneous Corporation Laws Act that concerns the limitation of director liability shall not be construed to adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification unless such adverse construction is required by law."

  (m)
  A new Article Thirteen is hereby added to the Articles of Incorporation to provide certain indemnification rights to officers and directors of the Corporation and shall read as follows:

    "Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (i) a director or officer of the Corporation or, at the request of the Corporation, a director or officer of any other corporation or (ii) is or was a director or officer of this Corporation or, at the request of the Corporation, a director or officer of any other corporation, and is or was serving as an agent of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter called an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act or the Texas Miscellaneous Laws Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such Indemnitees in connection therewith; provided, however, that the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part hereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation."

  (n)
  A new Article Fourteen is hereby added to the Articles of Incorporation to provide certain voting requirements for shareholder actions and shall read as follows:

    "The affirmative vote of a majority of the outstanding shares entitled to vote on a matter shall be sufficient to approve any matter that requires the vote of the shareholders, except for any matter for which the affirmative vote of a higher specified portion of shares entitled to vote is required by the provisions of the Texas Business Corporation Act, as it now exists or as it may be amended from time to time. Notwithstanding the foregoing, nothing in this article shall require the affirmative vote of a higher portion of shares entitled to vote on a matter than is required by the provisions of the Texas Business Corporation Act, as it now exists or as it may be amended from time to time."

  (o)
  The Corporation's Statement of Designation of 5% Convertible Preferred Stock is hereby revoked and deleted in its entirety.

        4.     Each amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted in accordance with the provisions of the Texas Business Corporation Act.

        5.     The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof as further amended as set forth above:

RESTATED ARTICLES OF INCORPORATION
OF
EXCO RESOURCES, INC.

ARTICLE ONE

        The name of the Corporation is EXCO Resources, Inc. (the "Corporation")

ARTICLE TWO

        The period of the Corporation's duration is perpetual.

ARTICLE THREE

        The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE FOUR

        The aggregate number of shares that the Corporation shall have authority to issue is 100,000 shares of Common Stock. The shares shall have a par value of $0.01 per share.

ARTICLE FIVE

        No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

ARTICLE SIX

        No shareholder of the Corporation shall by reason of holding shares of any class have any preemptive or preferential right to purchase or subscribe for any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, regardless of whether the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion, may grant the shareholders to purchase such additional securities; and the Board of Directors may issue additional or treasury shares of common stock of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of common stock without offering the same in whole or in part to the existing shareholders.

ARTICLE SEVEN

        The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00).

ARTICLE EIGHT

        The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

ARTICLE NINE

        The street address of the registered office of the Corporation is 4400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, and the name of its registered agent at such address is Brian M. Lidji.

ARTICLE TEN

        Any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken in compliance with Article 9.10 of the Texas Business Corporation Act (as amended from time to time) without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE ELEVEN

        The Corporation shall have one (1) director. The name and address of the currently elected and serving director is:

NAME	ADDRESS
Douglas H. Miller	6500 Greenville Ave. Suite 600, LB 17 Dallas, Texas 75206

ARTICLE TWELVE

        A director of the Corporation shall not be personally liable to the Corporation or the shareholders of the Corporation for monetary damages for an act or omission in the director's capacity as director, except for liability for any of the following:

  (1)
  A breach of the director's duty of loyalty to the Corporation or the shareholders of the Corporation;

  (2)
  An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or knowing violation of the law;

  (3)
  A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's office; or

  (4)
  An act or omission for which the liability of a director is expressly provided by an applicable statute.

        If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such Acts, as so amended.

        Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Any repeal or modification of those provisions of the Texas Business Corporation Act or Texas Miscellaneous Corporation Laws Act that concerns the limitation of director liability shall not be construed to adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification unless such adverse construction is required by law.

ARTICLE THIRTEEN

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (i) a director or officer of the Corporation or, at the request of the Corporation, a director or officer of any other corporation or (ii) is or was a director or officer of this Corporation or, at the request of the Corporation, a director or officer of any other corporation, and is or was serving as an agent of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter called an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act or the Texas Miscellaneous Laws Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such Indemnitees in connection therewith; provided, however, that the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part hereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

ARTICLE FOURTEEN

        The affirmative vote of a majority of the outstanding shares entitled to vote on a matter shall be sufficient to approve any matter that requires the vote of the shareholders, except for any matter for which the affirmative vote of a higher specified portion of shares entitled to vote is required by the provisions of the Texas Business Corporation Act, as it now exists or as it may be amended from time to time. Notwithstanding the foregoing, nothing in this article shall require the affirmative vote of a higher portion of shares entitled to vote on a matter than is required by the provisions of the Texas Business Corporation Act, as it now exists or as it may be amended from time to time.

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  Exhibit 3.1
ARTICLES OF MERGER
EXHIBIT A
RESTATED ARTICLES OF INCORPORATION OF EXCO RESOURCES, INC.
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
ARTICLE FIVE
ARTICLE SIX
ARTICLE SEVEN
ARTICLE EIGHT
ARTICLE NINE
ARTICLE TEN
ARTICLE ELEVEN
ARTICLE TWELVE
ARTICLE THIRTEEN
ARTICLE FOURTEEN